Registration No. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                DIVERSINET CORP.

             (Exact name of Registrant as specified in its charter)

          ONTARIO, CANADA                                           N/A
    (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                          Identification No.)

                     2225 SHEPPARD AVENUE EAST, SUITE 1801,
                        TORONTO, ONTARIO, CANADA M2J 5C2
               (Address of Principal Executive Offices) (Zip Code)

             DIVERSINET CORP. AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full title of the plan)

                                  DAVID HACKETT
                     2225 SHEPPARD AVENUE EAST, SUITE 1801,
                        TORONTO, ONTARIO, CANADA M2J 5C2
                     (Name and address of agent for service)

                                 (416) 756-2324
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
  Title of securities to be     Amount to be      Proposed maximum       Proposed maximum           Amount of
         registered              registered      offering price per     aggregate offering      registration fee
                                                      share (1)                price
------------------------------------------------------------------------------------------------------------------
Common shares                     1,190,000             $1.77                2,106,300               $266.87

------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended.

================================================================================

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

      The following documents, or portions thereof, filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

1. The Company's Registration Statement on Form S-8 (Reg. No. 333-103356), filed with the Commission on February 20, 2003.

2. The Company's Registration Statement on Form S-8 (Reg. No. 333-11776), filed with the Commission on April 4, 2000.

3. The Company's Registration Statement on Form S-8 (Reg. No. 333-11776), filed with the Commission on October 31, 2000.

4. The Company's Post-Effective Amendment No. 1 to the October 31, 2000 Registration Statement on Form S-8 (Reg. No. 333-11776), filed with the Commission on February 19, 2001.

5. The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2003, (Reg. No. 000-23304) filed with the Commission on April 15, 2004.

6. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report.

      All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

ITEM 4. Description of Securities.

      Not applicable.

ITEM 5. Interests of Named Experts and Counsel.

      Not applicable.

ITEM 6. Indemnification of Directors and Officers.

      Under the Business Corporations Act (Ontario), the Registrant may indemnify a present or former director or officer or a person who acts or acted at the Registrant's request as a director or officer of another corporation of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is a party by reason of his position with the Registrant, and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits and fulfilled the conditions set forth above.

      In accordance with subsections 136(2) and (3) of the Business Corporations Act (Ontario), the By-laws of the Registrant indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or a person who acts or acted at the Registrant's request as a director or officer of a corporation of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant of such corporation, if (i) he acted honestly and in good faith with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      The directors and officers of the Registrant are covered by directors' and officers' insurance policies.

ITEM 7. Exemption from Registration Claimed.

      Not applicable.

ITEM 8. Exhibits.

      The following are filed as exhibits to this registration statement:

--------------------------------------------------------------------------------
Exhibits    Description
--------------------------------------------------------------------------------
4.1*        Amended and Restated Stock Option Plan.

24.1*       Power of Attorney (included in signature page).
--------------------------------------------------------------------------------

*     Previously filed.

ITEM 9. Undertakings.

      The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on April 20, 2004.

                                        DIVERSINET CORP.


                                        By: /s/ Nagy Moustafa
                                           ------------------------------------
                                           Name:  Nagy Moustafa
                                           Title: President and Chief
                                                  Executive Officer

                                POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Nagy Moustafa and David Hackett, and each of them, as attorney-in-fact, to sign and file on his behalf, individually and in each capacity stated below, any pre-effective or post effective amendment hereto.

               Signature                                      Title                              Date
               ---------                                      -----                              ----
/s/ Nagy Moustafa                         President, Chief Executive Officer and          April 20, 2003
--------------------------------------    Director
        Nagy Moustafa


/s/ David Hackett                         Chief Financial Officer, (Principal Financial   April 20, 2003
--------------------------------------    Officer and Accounting Officer)
        David Hackett


/s/ Stanley Beck                          Director                                        April 20, 2003
--------------------------------------
        Stanley Beck


/s/ Derek Buntain                          Director                                        April 20, 2003
--------------------------------------
        Derek Buntain


/s/ Keith Powell                           Director                                        April 20, 2003
--------------------------------------
        Keith Powell


/s/ Charles Shiu                           Director                                        April 20, 2003
--------------------------------------
        Charles Shiu


/s/ Mark Steinman                          Director                                        April 20, 2003
--------------------------------------
        Mark Steinman


/s/ Charles Walton                         Director                                        April 20, 2003
--------------------------------------
       Charles Walton

                            AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Diversinet Corp. in the United States, on the 20th day of April 2004.

                                        /s/ Nagy Moustafa
                                        ----------------------------------------
                                        Nagy Moustafa
                                        Authorized U.S. Representative